Date:	October 25, 2006

Contact:	Neal A. Petrovich, Senior Vice President and Chief Financial Officer
434-773-2242 petrovichn@amnb.com

Traded:	NASDAQ Global Select Market	Symbol:	AMNB

AMERICAN NATIONAL BANKSHARES INC. ANNOUNCES INCREASED EARNINGS FOR THIRD QUARTER

Danville, VA -- American National Bankshares Inc. (NASDAQ: AMNB), parent company of American National Bank and Trust Company, announced third quarter 2006 net income of $3.1 million, a 34.2% increase over the third quarter of 2005. Earnings per share were $0.50 on both a basic and diluted basis, representing a 19.0% increase over the year earlier quarter.

“I am pleased to such significant increases in our earnings,” stated Charles H. Majors, President and Chief Executive Officer. “The successful acquisition of Community First Financial Corporation on April 1, 2006, and the effective integration of its offices have positively impacted earnings earlier than anticipated and provide the Company with greater growth opportunities going forward.”

EARNINGS
Net Interest Income
Comparing the third quarter of 2006 to the third quarter of 2005, net interest income, the Company’s largest source of revenue, increased $1.6 million, or 26.5%. The improvement was due largely to the acquisition of Community First, which significantly increased the Company’s interest-earning assets. Third quarter 2006 net interest income included $200,000 related to purchase accounting adjustments for Community First’s loans and certificates of deposit. Excluding these purchase accounting adjustments, net interest income increased $1.4 million or 23.1%. Compared to the second quarter of 2006, net interest income declined $205,000 or 2.7%, due to a reduction in earning assets.

The Company’s net interest margin, on a fully taxable equivalent basis, was 4.26% during the third quarter of 2006, as compared with 4.24% during the second quarter of 2006 and 4.21% during the third quarter of 2005. Excluding the effects of the aforementioned purchase accounting adjustments, the net interest margin was 4.14% in the recently completed quarter.

Noninterest Income
Noninterest income rose 11.9% from $1.9 million in the third quarter of 2005 to $2.1 million in the third quarter of 2006. The increase is primarily the result of higher trust fees and deposit account service charge income. Noninterest income decreased $129,000 or 5.7% over the second quarter of 2006, due to fluctuations in trust fees, lower mortgage banking activity, and a decrease in deposit account service charge income.

Noninterest Expense
Noninterest expense increased $695,000 from the third quarter of 2005 to 2006, due in large part to the impact of the Community First acquisition and an increase in pension and other employee benefit expenses. Comparing the second and third quarters of 2006, noninterest expense declined $239,000 or 4.5%, due primarily to salary and other cost savings from the Community First acquisition.

BALANCE SHEET
Earning Assets
Average earning assets increased from $589.8 million in the third quarter of 2005 to $729.6 million in the recently completed quarter, primarily as a result of loans acquired from Community First. Average loans were $546.0 million during the third quarter of 2006, compared with $413.6 million in the third quarter of 2005.

Average earning assets declined $20.2 million, or 2.7% from the second to the third quarter of 2006, due to an $8.4 million decline in the investment portfolio, a $7.1 million reduction in deposit balances maintained at other financial institutions, and a $4.7 million decrease in average loans.

Deposits
Average deposits were $616.5 million during the recently completed quarter, up from $476.6 million during the comparable 2005 period; the increase is primarily related to the acquisition of Community First. Average deposits declined $21.5 million or 3.4% from the second quarter of 2006. This decrease includes the maturity of brokered certificates of deposit acquired from Community First and seasonal decreases in municipal deposits.

Allowance for Loan Losses and Credit Quality
The allowance for loan losses was $8.2 million or 1.49% of loans at September 30, 2006, down significantly from 2.08% at September 30, 2005, and the same as the levels recorded at June 30, 2006. Nonperforming assets were $5.9 million or 0.75% of assets at September 30, 2006, compared with 1.49% one year earlier and 0.61% at June 30, 2006. Included in the September 30, 2006 amount were $1.3 million of loans ninety days or more past due but still accruing interest. Of this amount, $1.0 million relates to a loan which has since been paid.

About American National
American National Bankshares Inc. is the holding company of American National Bank and Trust Company, a community bank with eighteen full service offices serving the areas of Danville, Pittsylvania County, Martinsville, Henry County, South Boston, Halifax County, Lynchburg, Bedford, Bedford County, Campbell County, and portions of Nelson County in Virginia, along with portions of Caswell County in North Carolina. The Bank also operates a loan production office in Greensboro, North Carolina.

American National Bank and Trust Company provides a full array of financial products and services, including commercial, mortgage, and consumer banking; trust and investment services; and insurance. Services are also provided through twenty-three ATMs, “AmeriLink” Internet banking, and 24-hour “Access American” phone banking. Additional information is available on the Bank’s website at www.amnb.com. The shares of American National Bankshares Inc. are traded on the NASDAQ Global Select Market under the symbol “AMNB.”

This press release may contain “forward-looking statements,” within the meaning of federal securities laws that involve significant risks and uncertainties. Statements herein are based on certain assumptions and analyses by the Corporation and are factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; significant changes in the economic scenario; significant changes in regulatory requirements; and significant changes in securities markets. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language in the Corporation’s most recent Form 10-K report and other documents filed with the Securities and Exchange Commission. American National Bankshares Inc. does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

American National Bankshares Inc. and Subsidiary
Consolidated Balance Sheets
(Dollars in thousands, except share data)
Unaudited

	September 30
ASSETS	2006	2005

Cash and due from banks	$24,390	$17,457
Interest-bearing deposits in other banks	467	6,407

Securities available for sale, at fair value	155,468	146,922
Securities held to maturity	14,201	19,050
Total securities	169,669	165,972

Loans held for sale	1,158	1,379

Loans, net of unearned income	549,229	409,219
Less allowance for loan losses	(8,170)	(8,515)
Net Loans	541,059	400,704

Bank premises and equipment, net	12,310	7,660
Goodwill	22,489	-
Core deposit intangibles, net	2,937	171
Accrued interest receivable and other assets	18,155	11,465

Total assets	$792,634	$611,215

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
Demand deposits -- noninterest-bearing	$104,403	$90,880
Demand deposits -- interest-bearing	103,923	79,553
Money market deposits	51,401	42,035
Savings deposits	75,473	80,688
Time deposits	267,990	184,142
Total deposits	603,190	477,298

Repurchase agreements	37,152	41,873
FHLB borrowings	32,500	17,275
Trust preferred capital notes	20,619	-
Accrued interest payable and other liabilities	4,285	2,855
Total liabilities	697,746	539,301

Shareholders' equity:
Common stock, $1 par, 10,000,000 shares authorized,
6,166,050 shares outstanding at September 30, 2006 and
5,437,789 shares outstanding at September 30, 2005	6,166	5,438
Capital in excess of par value	26,426	9,463
Retained earnings	63,112	57,661
Accumulated other comprehensive income (loss), net	(816)	(648)
Total shareholders' equity	94,888	71,914

Total liabilities and shareholders' equity	$792,634	$611,215

American National Bankshares Inc. and Subsidiary
Consolidated Statements of Income
(Dollars in thousands, except per share data)
Unaudited
	Three Months Ended		Nine Months Ended
	September 30		September 30
	2006	2005	2006	2005
Interest Income:
Interest and fees on loans	$10,210	$6,535	$27,255	$18,949
Interest and dividends on securities:
Taxable	1,314	969	3,824	3,109
Tax-exempt	432	507	1,313	1,531
Dividends	83	50	218	155
Other interest income	112	83	535	153
Total interest income	12,151	8,144	33,145	23,897
Interest Expense:
Deposits	3,699	1,736	9,544	4,868
Repurchase agreements	376	250	1,020	617
Other borrowings	226	224	681	719
Trust preferred capital notes	344	-	664	-
Total interest expense	4,645	2,210	11,909	6,204
Net Interest Income	7,506	5,934	21,236	17,693
Provision for Loan Losses	125	180	605	720

Net Interest Income After Provision
for Loan Losses	7,381	5,754	20,631	16,973

Noninterest Income:
Trust and investment services	843	731	2,483	2,218
Service charges on deposit accounts	696	628	2,004	1,819
Other fees and commissions	287	277	888	801
Mortgage banking income	172	213	508	478
Securities gains, net	9	-	47	45
Other	131	62	376	575
Total noninterest income	2,138	1,911	6,306	5,936
Noninterest Expense:
Salaries	2,355	2,226	6,866	6,147
Pension and other employee benefits	649	509	1,971	1,480
Occupancy and equipment	775	631	2,165	1,865
Bank franchise tax	171	136	481	408
Core deposit intangible amortization	134	88	307	313
Other	1,033	832	3,066	2,420
Total noninterest expense	5,117	4,422	14,856	12,633
Income Before Income Tax Provision	4,402	3,243	12,081	10,276
Income Tax Provision	1,301	933	3,572	2,959
Net Income	$3,101	$2,310	$8,509	$7,317

Net Income Per Common Share:
Basic	$0.50	$0.42	$1.44	$1.34
Diluted	$0.50	$0.42	$1.43	$1.33

Average Common Shares Outstanding:
Basic	6,165,268	5,441,664	5,926,599	5,474,514
Diluted	6,195,972	5,481,179	5,960,556	5,518,928

Financial Highlights
American National Bankshares Inc. and Subsidiary

(Dollars in thousands,
except share data, unaudited)	Three Months Ended September 30,				Nine Months Ended September 30,
	2006	2005	Change		2006		2005		Change
EARNINGS
Interest income	$12,151	$8,144	49.2%		$33,145		$23,897		38.7%
Interest expense	4,645	2,210	110.2		11,909		6,204		92.0
Net interest income	7,506	5,934	26.5		21,236		17,693		20.0
Provision for loan losses	125	180	(30.6)		605		720		(16.0)
Noninterest income	2,138	1,911	11.9		6,306		5,936		6.2
Noninterest expense	5,117	4,422	15.7		14,856		12,633		17.6
Income taxes	1,301	933	39.4		3,572		2,959		20.7
Net income	3,101	2,310	34.2		8,509		7,317		16.3

PER COMMON SHARE
Earnings per share - basic	$0.50	$0.42	19.0%		$1.44		$1.34		7.5%
Earnings per share - diluted	0.50	0.42	19.0		1.43		1.33		7.5
Cash dividends paid	0.22	0.21	4.8		0.65		0.62		4.8
Book value per share					15.39		13.22		16.4
Book value per share - tangible (a)					11.27		13.19		(14.6)
Closing market price					23.68		23.43		1.1

FINANCIAL RATIOS
Return on average assets	1.56%	1.50%	6	bp	1.50%		1.58%		(8)	bp
Return on average equity	13.24	12.88	36		12.67		13.67		(100)
Return on average tangible equity (b)	18.75	13.27	548		16.12		14.15		197
Average equity to average assets	11.76	11.66	10		11.85		11.54		31
Net interest margin (FTE)	4.26	4.21	5		4.17		4.15		2
Efficiency ratio	53.35	54.40	(105)		53.74		51.66		208

PERIOD END BALANCES
Securities					$169,669		$165,972		2.2%
Loans held for sale					1,158		1,379		(16.0)
Loans, net of unearned income					549,229		409,219		34.2
Goodwill and other intangibles					25,426		131		N/A
Assets					792,634		611,215		29.7
Assets - tangible (a)					767,208		611,084		25.5
Deposits					603,190		477,298		26.4
Repurchase agreements					37,152		41,873		(11.3)
FHLB borrowings					32,500		17,275		88.1
Trust preferred capital notes					20,619		-		N/A
Shareholders' equity					94,888		71,914		31.9
Shareholders' equity - tangible (a)					69,462		71,743		(3.2)

AVERAGE BALANCES
Securities	$175,050	$166,478	5.1%		$177,927		$173,178		2.7%
Total loans	545,991	413,647	32.0		509,866		414,940		22.9
Interest-earning assets	729,551	589,808	23.7		702,881		594,963		18.1
Goodwill and other intangibles	25,505	197	N/A		17,382		305		N/A
Assets	796,446	615,162	29.5		755,301		618,607		22.1
Assets - tangible (a)	770,941	614,965	25.4		737,919		618,302		19.3
Interest-bearing deposits	509,483	385,640	32.1		486,706		397,057		22.6
Deposits	616,547	476,562	29.4		588,883		481,231		22.4
Repurchase agreements	42,670	46,187	(7.6)		41,683		43,287		(3.7)
Other borrowings	38,114	17,970	112.1		31,476		20,218		55.7
Shareholders' equity	93,647	71,719	30.6		89,531		71,359		25.5
Shareholders' equity - tangible (a)	68,142	71,522	(4.7)		72,149		71,054		1.5

CAPITAL
Average shares outstanding - basic	6,165,268	5,441,664	13.3%		5,926,599		5,474,514		8.3%
Average shares outstanding - diluted	6,195,972	5,481,179	13.0		5,960,556		5,518,928		8.0
Shares repurchased	3,000	15,100	(80.1)		34,200		94,450		(63.8)
Average price of shares repurchased	$23.35	$23.73	(1.6)		$23.29		$24.41		(4.6)

ALLOWANCE FOR LOAN LOSSES
Beginning balance	$8,208	$8,378	(2.0)%		$6,109		$7,982		(23.5)%
Allowance acquired in merger					$1,598
Provision for loan losses	125	180	(30.6)		605		720		(16.0)
Charge-offs	(239)	(105)	127.6		(465)		(377)		23.3
Recoveries	76	62	22.6		323		190		70.0
Ending balance	$8,170	$8,515	(4.1)		$8,170		$8,515		(4.1)

NONPERFORMING ASSETS
Nonperforming loans:
90 days past due					$1,276		$-		N/A %
Nonaccrual					4,345		9,000		(51.7)
Foreclosed real estate					312		125		149.6
Nonperforming assets					$5,933		$9,125		(35.0)

ASSET QUALITY RATIOS (c)
Net chargeoffs to average loans	0.12%	0.04%	8	bp	0.04%		0.06%		(2)	bp
Nonperforming assets to total assets					0.75		1.49		(74)
Nonperforming loans to total loans					1.02		2.20		(118)
Allowance for loan losses to total loans					1.49		2.08		(59)
Allowance for loan losses
to nonperforming loans					1.45	x	0.95	x	50

Notes:

(a) - Excludes goodwill and other intangible assets
(b) - Excludes amortization expense, net of tax, of intangible assets
(c) - Balance sheet amounts used in calculations are based on period end balances bp - Change is measured as difference in basis points
FTE - Fully taxable equivalent basis
N/A - Percentage change is not applicable or not meaningful